Exhibit 99.1
Media Contact:
Elizabeth Penniman
+1-571-434-3481
elizabeth.penniman@neustar.biz
FOR IMMEDIATE RELEASE
NeuStar Announces Agreement to Acquire UltraDNS, a Recognized Industry Leader of DNS and Directory Services
Sterling, Virginia, April 19, 2006 – NeuStar, Inc. (NYSE: NSR), a leading provider of essential communications services to the global communications and Internet industry, announced today that it has entered into a definitive merger agreement to acquire UltraDNS Corporation of Reston, Virginia, for $61.8 million in cash, subject to customary closing conditions.
UltraDNS is a global industry leader in providing managed domain name systems (DNS) services. It plays a key role in directing and managing Internet traffic, enabling its thousands of customers to intelligently and securely control and distribute that traffic, and ensuring security, scalability and reliability of websites and e-mail.
Based on unaudited financial statements, UltraDNS’ 2005 revenue totaled $12.6 million and the company was profitable. For 2006, NeuStar projects revenue growth for UltraDNS services in excess of 40 percent, and expects the acquisition to be accretive by the first quarter of 2007, including the amortization of intangibles resulting from the acquisition.
“With the acquisition of UltraDNS, NeuStar will be an even stronger provider of essential services to the communications industry, expanding the foundation for our continued growth and profitability,” said Jeff Ganek, NeuStar’s Chairman and CEO. “In North America, networks already rely on NeuStar’s core business to know where to physically deliver communications destined for any telephone number. On the Internet, all communications routed to addresses in the .biz and .us domains are routed according to NeuStar’s directory. We understand this business, have experience managing technology and operations, and we look forward to working closely with the UltraDNS team to continue to seek innovative interoperability solutions for the future,” Ganek concluded.

“We are delighted to be joining forces with NeuStar,” said Ben Petro, President and CEO of UltraDNS. “NeuStar and UltraDNS are recognized leaders in providing interoperability and security services to the global Internet community. The heritage of UltraDNS is based on providing security, reliability and simplified administration for thousands of global enterprises. And we do so with top performance and secure revenue transactions for e-businesses, low cost and high customer retention for service providers, and massive scalability and enhanced security for top-level domains and Internet service providers. The combined strength of NeuStar and UltraDNS make for a solid foundation of innovation for our customers.”
On a worldwide basis, a broad range of major e-commerce customers have chosen UltraDNS to provide their key Internet Directory services and Internet infrastructure solutions.
“Providing service to more than 20 top-level Internet domains (TLDs) such as .org, .info, .in, and .mobi, as well as a customer base that exceeds 3,000, UltraDNS has established itself as the leader in outsourced DNS resolution services,” said Mark Foster, Chief Technology Officer of NeuStar. “Our companies share established, multi-year track records in providing essential infrastructure services, and are consequently highly complementary in providing reliable secured directory services on the Internet and for leading enterprises.”
Rodney Joffe, Chief Technology Officer of UltraDNS added, “Today, UltraDNS Managed Services provide unparalleled levels of DNS service, reliability, and security to its customers. The unique structure of the UltraDNS architecture ensures customers nearly 100 percent DNS uptime service, while providing a fully redundant disaster recovery monitoring and failover service with DDoS protection.”
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About NeuStar, Inc. NeuStar, Inc. (NYSE: NSR) is a leading provider of essential neutral third party clearinghouse services to the global communications and Internet industry. Visit NeuStar online at http://www.NeuStar.biz.
About UltraDNS Corporation UltraDNS Corporation is a leading Managed DNS Service Provider, delivering superior security, reliability and performance to organizations that rely on DNS for their critical business processes, applications and services. With the growth in e-commerce and the emergence of advanced DNS-based communication and supply chain management services, organizations now seek non-traditional approaches to DNS. UltraDNS provides a range of global and local DNS solutions — both managed services and custom infrastructure — built on its unique Directory Services Platform and proprietary, patented technologies. Through its thousands of enterprise, service provider and TLD infrastructure customers, UltraDNS powers the resolution of over 15 million domains around the globe. UltraDNS has offices in California, Virginia, Arizona, Chicago and the UK. For more information please visit www.ultradns.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 Statements in this press release regarding the proposed merger between NeuStar, Inc. and UltraDNS, including, without limitation, future financial and operating results, benefits and synergies of the merger, and any other statements regarding UltraDNS’ and NeuStar, Inc.’s future expectations, beliefs, goals or business prospects constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. We cannot assure that our expectations will be achieved or that any deviations will not be material. Forward-looking statements are subject to many assumptions, risks and uncertainties that may cause future results to differ materially from those anticipated. More information about potential factors that could affect our business and financial results is included in the filings we make with the Securities and Exchange Commission from time to time, including in NeuStar’s Annual Report on Form 10-K. All forward-looking statements are based on information available on the date of this press release, and we undertake no obligation to update any of the forward-looking statements after the date of this press release.